                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                        AMES TRUE TEMPER, INC., AS ISSUER
                         ATT HOLDINGS CO., AS GUARANTOR

                                       and

                         BANC OF AMERICA SECURITIES LLC
                         CREDIT SUISSE FIRST BOSTON LLC

                          Dated as of January 14, 2005

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of January 14, 2005, by and among Ames True Temper, Inc., a
Delaware corporation (the "Company"), ATT Holding Co., a Delaware corporation
(the "Guarantor"), and Banc of America Securities LLC and Credit Suisse First
Boston LLC (each an "Initial Purchaser" and, collectively, the "Initial
Purchasers"), each of whom has agreed to purchase the Company's Senior Floating
Rate Notes due 2012 (the "Initial Notes") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated as of
January 11, 2005 (the "Purchase Agreement"), by and among the Company, the
Guarantor and the Initial Purchasers (i) for your benefit and for the benefit of each other Initial Purchaser and (ii) for the benefit of the holders from time to time of the Initial Notes (including you and each other Initial Purchaser).
In order to induce the Initial Purchasers to purchase the Initial Notes, the
Company has agreed to provide the registration rights set forth in this
Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(h) of the Purchase
Agreement.

         The parties hereby agree as follows:

         SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

         Additional Interest Payment Date: Means each Interest Payment Date.

         Blackout Period: As defined in Section 4(c) hereof.

         Broker-Dealer: Any broker or dealer registered under the Exchange Act.

         Business Day: Any day except a Saturday, Sunday or other day in the
City of New York that banks are authorized to close.

         Closing Date: The date of this Agreement.

         Commission: The Securities and Exchange Commission.

         Consummate: A Registered Exchange Offer shall be deemed "Consummated"
for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration
Statement relating to the Exchange Notes to be issued in the Exchange Offer,
(ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the
Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were properly tendered by Holders thereof pursuant to the Exchange Offer.

         Effectiveness Target Date: As defined in Section 5.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Exchange Notes: The Senior Floating Rate Notes due 2012, of the same series under the Indenture as the Initial Notes and the guarantees thereon, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

         Exchange Offer: The registration by the Company under the Securities
Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all eligible outstanding Transfer Restricted
Securities the opportunity to exchange all such outstanding Transfer Restricted
Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted
Securities tendered in such exchange offer by such Holders.

         Exchange Offer Registration Statement: The Registration Statement
relating to the Exchange Offer, including the related Prospectus.

         Holders: As defined in Section 2(b) hereof.

         Indemnified Holder: As defined in Section 8(a) hereof.

         Indenture: The Indenture, dated as of January 14, 2005, among the
Company, the Guarantor and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Notes and the guarantees thereon are to be issued, as such
Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         Initial Purchaser: As defined in the preamble hereto.

         Initial Notes: The Senior Floating Rate Notes due 2012, of the same series under the Indenture as the Exchange Notes and the guarantees thereon, for so long as such securities constitute Transfer Restricted Securities.

         Initial Placement: The issuance and sale by the Company of the Initial
Notes to the Initial Purchasers pursuant to the Purchase Agreement.

         Interest Payment Date: As defined in the Indenture and the Notes.

         NASD: National Association of Securities Dealers, Inc.

         Notes: The Initial Notes and the Exchange Notes.

         Person: An individual, partnership, corporation, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

         Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         Record Holder: With respect to any Additional Interest Payment Date relating to the Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Additional Interest
Payment Date shall occur.

         Registration Default: As defined in Section 5 hereof.

         Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Securities Act: The Securities Act of 1933, as amended.

         Shelf Filing Deadline: As defined in Section 4 hereof.

         Shelf Registration Statement: As defined in Section 4 hereof.

         Transfer Restricted Securities: Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange
Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b)
the date on which such Initial Note has been effectively registered under the
Securities Act and disposed of in accordance with a Shelf Registration
Statement, (c) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration
Statement (including delivery of the Prospectus contained therein), (d) the expiration of the period referred to in Rule 144(k) under the Securities Act (or any successor rule) or (e) such Initial Note ceases to be outstanding.

         Trust Indenture Act: The Trust Indenture Act of 1939 (15 U.S.C. Section
77aaa 77bbbb) as in effect on the date of the Indenture.

         Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         SECTION 2. Securities Subject to this Agreement.

         (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such
Person owns Transfer Restricted Securities.

         SECTION 3. Registered Exchange Offer.

         (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantor shall (i) cause the
Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the
Closing Date, (ii) use their best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than
180 days after the Closing Date, (iii) in connection with the foregoing, file
(A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B)
if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange
Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer. The
Exchange Offer shall be on the appropriate form permitting registration of the
Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section
3(c) below.

         (b) The Company and the Guarantor shall cause the Exchange Offer
Registration Statement to be effective continuously and shall keep the Exchange
Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer;
provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. The Company and the Guarantor shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes and the guarantees thereon shall be included in the Exchange Offer Registration
Statement. The Company and the Guarantor shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days after the Exchange Offer Registration
Statement has become effective.

         (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration
Statement that any Broker-Dealer who holds Initial Notes that are Transfer
Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer
Restricted Securities acquired directly from the Company), may exchange such
Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such
Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution"
section shall also contain all other information with respect to such resales by
Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall

not name any such Broker-Dealer or disclose the amount of Notes held by any such
Broker-Dealer except to the extent required by the Commission.

         The Company and the Guarantor shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days from the date on which the Exchange Offer
Registration Statement is declared effective and (ii) the date on which a
Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

         The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such
90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

         SECTION 4. Shelf Registration.

         (a) Shelf Registration. If (i) the Company and the Guarantor are not
required to file an Exchange Offer Registration Statement or to consummate the
Exchange Offer because the Exchange Offer is not permitted by applicable law or
Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 30 Business Days after the Exchange Offer Registration Statement has become effective, or (iii) with respect to any Holder of Transfer Restricted
Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the
Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer
Registration Statement is not appropriate or available for such resales by such
Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or one of its affiliates, then, upon such Holder's request, the Company and the Guarantor shall

                  (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the
         Exchange Offer Registration Statement (in either event, the "Shelf
         Registration Statement") as soon as practicable but in any event on or prior to 90 days after the filing obligation arises (such date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to
         Section 4(b) hereof; and

                  (y) use their reasonable best efforts to cause such Shelf
         Registration Statement to be declared effective by the Commission on or before the 180th day after such filing obligation arises.

         The Company and the Guarantor shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended, except during any Blackout Period permitted by Section 4(c) hereof, as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of
Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the
Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period until the earlier of (i) the expiration of the period referred to in Rule 144(k) under the Securities Act (or any successor rule) with respect to the Transfer Restricted Securities, (ii)
such shorter period that will terminate when all the Notes covered by such Shelf
Registration Statement have been sold pursuant to such Shelf Registration
Statement, (iii) the date when all Transfer Restricted Securities are disposed of pursuant to Rule 144 under the Securities Act or (iv) when there ceases to be outstanding any Transfer Restricted Securities.

         (b) Provision by Holders of Certain Information in Connection with the
Shelf Registration Statement. No Holder of Transfer Restricted Securities may
include any of its Transfer Restricted Securities in any Shelf Registration
Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any
Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder shall be entitled to Additional Interest pursuant to Section
5 hereof unless and until such Holder shall have provided all such information.
Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         (c) Blackout Period. Notwithstanding anything to the contrary in this
Agreement, the Company, upon notice to the Holders of Transfer Restricted
Securities, as provided in the last paragraph of Section 6 hereof, may suspend the use of the Prospectus included in any Shelf Registration Statement upon the happening of an event contemplated by Section 6(c)(iii)(D) hereof for a period of time ("Blackout Period") not to exceed an aggregate of 90 days in any twelve month period; provided, that, upon the termination of such Blackout Period, the
Company shall notify the Holders of Transfer Restricted Securities that such
Blackout Period has been terminated.

         SECTION 5. Additional Interest. If (i) any of the Registration
Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such
Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the
"Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the effectiveness of the Exchange Offer
Registration Statement or (iv) any Registration Statement required by this
Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the
Company hereby agrees, regardless of any Blackout Period then in effect pursuant to Section 4(c) hereof, that the interest rate borne by the

Transfer Restricted Securities shall be increased by 0.25% per annum during the
90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum; such additional interest to be paid pursuant to a Registration Default as set forth in this Section 5 is herein referred to as "Additional Interest."
Notwithstanding the foregoing, no Additional Interest will accrue with respect to Notes that are not Transfer Restricted Securities. Following the cure of all
Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted
Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

         All Additional Interest accrued pursuant to this Section 5 shall be paid to the Record Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Additional Interest Payment Date.
All obligations of the Company and the Guarantor set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

         SECTION 6. Registration Procedures.

         (a) Exchange Offer Registration Statement. In connection with the
Exchange Offer, the Company and the Guarantor shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                  (i) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer
         Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the
         Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the
         effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the
         Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange
         Offer. Each Holder hereby acknowledges and agrees that any
         Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the
         Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and
         Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated
         July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with

         a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange
         Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company.

         (b) Shelf Registration Statement. In connection with the Shelf
Registration Statement, the Company and the Guarantor shall comply with all the provisions of Section 6(c) below and, except during any Blackout Period permitted by Section 4(c) hereof, shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted
Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as soon as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

         (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of
Transfer Restricted Securities (including, without limitation, any Registration
Statement and the related Prospectus required to permit resales of Notes by
Broker-Dealers), the Company and the Guarantor shall:

                  (i) use their reasonable best efforts to keep such
         Registration Statement continuously effective, other than during a
         Blackout Period permitted pursuant to Section 4(c) hereof, and provide all requisite financial statements (including, if required by the
         Securities Act or any regulation thereunder, financial statements of the Company, the Guarantor or any other guarantor of the Notes) for the period specified in Section 3 or 4 of this Agreement, as applicable;
         upon the occurrence of any event that would cause any such Registration
         Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantor shall, other than during a Blackout Period permitted pursuant to Section 4(c) hereof, file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such
         Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                  (ii) other than during a Blackout Period permitted pursuant to
         Section 4(c) hereof: prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer
         Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required
         Prospectus supplement, and as so supplemented to be filed pursuant to
         Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all

         securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration
         Statement or supplement to the Prospectus;

                  (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any
         Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C)
         of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration
         Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantor shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission (provided that each selling Holder, underwriter or Initial Purchaser agrees to keep confidential any information obtained pursuant to this paragraph until such information is disclosed in a filing with the Commission or otherwise is publicly disclosed), copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration
         Statement), which documents will be subject to the review of such
         Holders and underwriter(s) in connection with such sale, if any, for a period of at least three business days, and neither the Company nor the
         Guarantor will file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or
         Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within three business days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of any such Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment,
         Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                  (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus
         (provided that each selling Holder, underwriter or Initial Purchaser agrees to keep confidential any information obtained pursuant to this paragraph until such information is disclosed in a filing with the
         Commission or otherwise is publicly disclosed), provide copies of such document to the Initial Purchasers, each selling Holder named in any
         Registration Statement, and to the underwriter(s), if any, make the
         Company's representatives available and representatives of the
         Guarantor for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                  (vi) make available at reasonable times for inspection by the
         Initial Purchasers, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all relevant (in the reasonable judgment of the
         Company) financial and other records, pertinent corporate documents and properties of the Company and the Guarantor and cause the Company's and the Guarantor's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness
         (provided that each such Initial Purchaser, managing underwriter, attorney or accountant agrees to keep confidential any information obtained pursuant to this paragraph until such information is disclosed in a filing with the Commission or is otherwise publicly disclosed);

                  (vii) if requested by any selling Holders or the
         underwriter(s), if any, promptly incorporate in any Registration
         Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the
         "Plan of Distribution" of the Transfer Restricted Securities,
         information with respect to the principal amount of Transfer Restricted
         Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer
         Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (viii) cause the Transfer Restricted Securities covered by the
         Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

                  (ix) furnish to each selling Holder and each of the
         underwriter(s), if any, without charge, at least one copy of the
         Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                                       10

                  (x) deliver to each selling Holder and each of the
         underwriter(s), if any, without charge, as many copies of the
         Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantor hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xi) enter into such agreements (including an underwriting agreement; but only in the case of a Shelf Registration Statement contemplated by this Agreement), and make such customary
         representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration
         Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of
         Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and in the event an underwriting agreement is entered into in connection with a sale of Transfer
         Restricted Securities pursuant to a Shelf Registration Statement, the
         Company and the Guarantor shall, unless otherwise provided for in any underwriting agreement relating to any Shelf Registration Statement:

                           (A) furnish to each Initial Purchaser, each selling
                  Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by
                  issuers to underwriters in primary underwritten offerings, dated as provided for in the underwriting agreement related to such sale:

                                    (1) a certificate, signed by (y) the
                           President or any Vice President and (z) a principal
                           financial or accounting officer of the Company,
                           confirming, as of the date thereof, the matters set
                           forth in paragraphs (i), (ii) and (iii) of Section 5
                           (e) of the Purchase Agreement and such other matters
                           as such parties may reasonably request;

                                    (2) an opinion of counsel for the Company
                           and the Guarantor, covering the matters set forth in
                           paragraph (c) of Section 5 of the Purchase Agreement
                           and such other matter as such parties may reasonably
                           request, and in any event including a statement to
                           the effect that such counsel has participated in
                           conferences with officers and other representatives
                           of the Company and the Guarantor, representatives of
                           the independent public accountants for the Company
                           and the Guarantor, the Initial Purchasers'
                           representatives and the Initial Purchasers' counsel
                           in connection with the preparation of such
                           Registration Statement and the related Prospectus and
                           have considered the matters required to be stated
                           therein and the statements contained therein,
                           although such counsel has not independently verified
                           the accuracy, completeness or fairness of such
                           statements; and that such counsel advises that, on
                           the basis of the foregoing (relying as to materiality
                           to a large extent upon facts provided to such counsel
                           by officers and other representatives of the Company
                           and the Guarantor and

                                       11

                           without independent check or verification), no facts
                           came to such counsel's attention that caused such
                           counsel to believe that the applicable Registration
                           Statement, at the time such Registration Statement or
                           any post-effective amendment thereto became
                           effective, and as of the date thereof, contained an
                           untrue statement of a material fact or omitted to
                           state a material fact required to be stated therein
                           or necessary to make the statements therein not
                           misleading, or that the Prospectus contained in such
                           Registration Statement as of its date and as of the
                           date of thereof, contained an untrue statement of a
                           material fact or omitted to state a material fact
                           necessary in order to make the statements therein, in
                           light of the circumstances under which they were
                           made, not misleading. Without limiting the foregoing,
                           such counsel may state further that such counsel
                           assumes no responsibility for, and has not
                           independently verified, the accuracy, completeness or
                           fairness of the financial statements, notes and
                           schedules and other financial data included in any
                           Registration Statement contemplated by this Agreement
                           or the related Prospectus; and

                                    (3) a customary comfort letter from the
                           Guarantor's or the Company's, as applicable,
                           independent accountants, in the customary form and
                           covering matters of the type customarily covered in
                           comfort letters by underwriters in connection with
                           primary underwritten offerings, and affirming the
                           matters set forth in the comfort letters delivered
                           pursuant to Section 5(a) of the Purchase Agreement,
                           without exception;

                           (B) set forth in full or incorporate by reference in
                  the underwriting agreement, if any, the indemnification
                  provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                           (C) deliver such other documents and certificates as
                  may be reasonably requested by such parties to evidence
                  compliance with clause (A) above and with any customary
                  conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantor
                  pursuant to this clause (xi), if any.

                  (xii) prior to any public offering of Transfer Restricted
         Securities, cooperate with, and cause the Guarantor to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the
         Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted
         Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantor shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

                                       12

                  (xiii) shall issue, upon the request of any Holder of Initial
         Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial
         Notes held by such Holder shall be surrendered to the Company for cancellation;

                  (xiv) cooperate with, and cause the Guarantor to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing
         Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                  (xv) use its reasonable best efforts to cause the Transfer
         Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such
         Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xvi) if any fact or event contemplated by clause (c)(iii)(D)
         above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related
         Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (xvii) provide a CUSIP number for all Transfer Restricted
         Securities not later than the effective date of the Registration
         Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

                  (xviii) in connection with a sale of Transfer Restricted
         Securities pursuant to a Shelf Registration Statement and an underwriting agreement, cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders,

                                       13

         as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the
         Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                  (xx) cause the Indenture to be qualified under the Trust
         Indenture Act not later than the effective date of the first
         Registration Statement required by this Agreement, and, in connection therewith, cooperate, with the Trustee and the Holders of Notes to effect such changes to the Indenture, if any, as may be required for such Indenture to be so qualified in accordance with the terms of the
         Trust Indenture Act; and to execute, and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                  (xxi) cause all Transfer Restricted Securities covered by the
         Registration Statement to be listed on each securities exchange on which the same series of securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Notes or the managing underwriter(s), if any; and

                  (xxii) provide promptly to each Holder upon request each
         document filed with the Commission pursuant to the requirements of
         Section 13 and Section 15 of the Exchange Act.

         Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Sections 6(c)(iii)(C) or (D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi)
hereof, the lifting of any stop order by the Commission, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional, supplemental or amended filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense)
all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration
Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Sections 6(c)(iii)(C) or (D) hereof to and including the date when each selling Holder covered by such Registration
Statement shall have received the copies of the supplemented or amended
Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the
Advice; however, no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company's option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a
Registration Default for purposes of Section 5.

                                       14

         SECTION 7. Registration Expenses.

         (a) All expenses incident to the Company's or the Guarantor's performance of or compliance with this Agreement will be borne by the Company or the Guarantor, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses
(including filings made by any Initial Purchaser or selling Holder or underwriter with the NASD (and, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii)
all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantor and, subject to Section 7(b) below, the Holders of
Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof, to the extent required hereunder; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantor (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the
Company.

         (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the
Holders of Transfer Restricted Securities being resold in an underwritten offering pursuant to the "Plan of Distribution" contained in any such Shelf
Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer
Restricted Securities for whose benefit such Registration Statement is being prepared.

         SECTION 8. Indemnification.

         (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause
(ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i),
(ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of one firm of attorneys
(in addition to one firm of local counsel in each applicable jurisdiction) to all the Indemnified Holders), joint or several, directly or

                                       15

indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, the Company and the Guarantor shall not be liable (i) insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein; (ii) with respect to a preliminary prospectus (or Prospectus before amendment or supplement) to the extent that any such loss, claim, damage or liability of such Indemnified Holder results from the fact that such Indemnified Holder sold Transfer Restricted
Securities to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or the Prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with copies of such amendment or supplement thereto sufficient to allow for a timely distribution prior to the confirmation of the sale by such Indemnified Holder), in any case where such delivery is required by applicable law and the loss, claim, damage or liability of such Indemnified Holder from an untrue statement or omission of a material fact contained in the preliminary prospectus (or prospectus before any such amendment or supplement) which was corrected in the Prospectus (or in the
Prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with copies of such amendment or supplement thereto sufficient to allow for a timely distribution prior to the confirmation of the sale by such Indemnified Holder); and (iii) for any such loss, claim, damage or liability with respect to a Prospectus, prospectus supplement or Registration
Statement in the event that such Indemnified Holder has received a notice pursuant to Sections 6(c)(iii)(C) or (D). This indemnity agreement shall be in addition to any liability, which the Company or the Guarantor may otherwise have.

         In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantor, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the
Guarantor in writing (provided, that the failure to give such notice shall not relieve the Company or the Guarantor of their respective obligations pursuant to this Agreement), and the Company and the Guarantor, upon the request of the
Indemnified Holder, shall retain one counsel reasonably satisfactory to the
Indemnified Holder to represent the Indemnified Holder and any others the
Company and the Guarantor may reasonably designate in such proceeding and shall pay the reasonable fees and expenses incurred by such counsel related to such proceeding. In any proceeding, any Indemnified Holder shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the Company and the Guarantor and the Indemnified Holder have mutually agreed in writing to the contrary; (ii)
the Company and the Guarantor have failed to retain counsel reasonably satisfactory to the Indemnified Holder; or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Company or the
Guarantor and the Indemnified Holder and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the
Guarantor. It is understood that the Company and the

                                       16

Guarantor shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to one firm of local counsel in any applicable jurisdiction) for all Indemnified Holders, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The
Company and the Guarantor shall be liable for any settlement of any such action or proceeding effected with the Company's and Guarantor's prior written consent, which consent shall not be withheld unreasonably, and the Company and the
Guarantor agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantor. The Company shall not, without the prior written consent of each
Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor and their respective directors and officers who sign a Registration Statement, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and the Guarantor, and their respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the
Company and the Guarantor to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration
Statement. In case any action or proceeding shall be brought against the
Company, the Guarantor, their controlling persons or any of their respective officers, directors, partners, employees, representatives and agents in respect of which indemnity may be sought against a Holder of Transfer Restricted
Securities, such Holder shall have the rights and duties given the Company and the Guarantor and the Company, the Guarantor and their respective directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

         (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof
(other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Issuer shall be deemed to be equal to the total gross proceeds from the Initial Placement as set forth on the cover page of the Offering
Memorandum), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such
Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantor on the one hand, and of the Indemnified or Selling Holder, on the

                                       17

other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the
Guarantor on the one hand and of the Indemnified or Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the
Guarantor or by the Indemnified or Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company, the Guarantor and each Holder of Transfer Restricted
Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Initial Purchasers (and its related
Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such
Initial Purchaser with respect to the Initial Notes exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders'
obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

         SECTION 9. Rule 144A. The Company and the Guarantor each hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer
Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule
144A.

         SECTION 10. Participation In Underwritten Registrations. No Holder may
participate in any Underwritten Registration hereunder unless such Holder (a)
agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

                                       18

         SECTION 11. Selection Of Underwriters. The Holders of Transfer
Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.
In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer
Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

         SECTION 12. Miscellaneous.

         (a) Remedies. The Company and the Guarantor each hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company and the Guarantor will not, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the
Company not the Guarantor has entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of
Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered or sold (as applicable)
pursuant to the Exchange Offer, Registration Statement or Shelf Registration
Statement and that does not affect directly or indirectly the rights of other
Holders whose securities are not being tendered or sold (as applicable) pursuant to such Exchange Offer, Registration Statement or Shelf Registration Statement
may be given by the Holders of a majority of the outstanding principal amount of
Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any
Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective with respect to such
Initial Purchaser.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail
(registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                                       19

                  (ii) if to the Initial Purchasers:

                           Banc of America Securities LLC
                           9 West 57th Street
                           New York, NY 10019
                           Facsimile:  (212) 847-6441
                           Attention:  High Yield Capital Markets

                  with a copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, NY 10022
                           Facsimile:  (212) 848-7179
                           Attention:  Marwan Elaraby

                  (iii) If to the Company or the Guarantor:

                           Ames True Temper, Inc.
                           465 Railroad Avenue
                           Camp Hill, Pennsylvania 17011
                           Facsimile:  (717) 730-2538
                           Attention:  Chief Financial Officer

                  with a copy to:

                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, New York 10022
                           Facsimile:  (212) 593-5955
                           Attention:  Michael R. Littenberg

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired
Transfer Restricted Securities from such Holder.

                                       20

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE
CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                       21

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             Ames True Temper, Inc.

                                             By: /s/ Judy Schuchart
                                                 -------------------------------
                                                 Name:  Judy Schuchart
                                                 Title: Chief Financial Officer

                                             ATT Holding Co.

                                             By: /s/ Judy Schuchart
                                                 -------------------------------
                                                 Name:  Judy Schuchart
                                                 Title: Chief Financial Officer

         The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC

By:  Banc of America Securities LLC

By: /s/ John McCusker
   ---------------------------------
   Name:  John McCusker
   Title: Managing Director